     As filed with the Securities and Exchange Commission on April 16, 1998
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ---------------
                  CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
               (Exact name of issuer as specified in its charter)

     Colorado                                              93-0962072
    -----------                                          --------------
(State or other Jurisdiction of)              (IRS Employer Identification No.)


                           410 17th Street, Suite 400
                            Denver, Colorado  80202
                    (Address of principal executive offices)

                           1997 STOCK INCENTIVE PLAN
                           (Full title of the plans)

                               DONALD R. JACKSON
                            Secretary and Treasurer
                  Consolidated Capital of North America, Inc.
                           410 17th Street, Suite 400
                            Denver, Colorado  80202
                    (Name and address of agent for service)

                                 (888) 313-8051
         (Telephone number, including area code, of agent for service)

                               ---------------
                                    Copy to:
                             BARBARA J. COMLY, ESQ.
                           Gallagher, Briody & Butler
                              212 Carnegie Center
                                   Suite 402
                          Princeton, New Jersey  08540
                                 (609) 452-6000

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                      Proposed maximum      Proposed maximum
      Title of securities          Amount to be        offering price      aggregate offering      Amount of
        to be registered             registered         per share (1)             price         registration fee
-------------------------------------------------------------------------------------------------------------------
          Common Stock,            3,000,000          $1.69                $5,070,000           $1,495.65
   par value $.0001 per share      Shares
===================================================================================================================


(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported bid and asked price of shares of Common Stock on April 9, 1998, as reported on the OTC Bulletin Board.


The shares covered by this Registration Statement are shares to be granted under the plan described herein or shares issuable upon the exercise of stock options granted or to be granted under such plan. There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents, as filed by Consolidated Capital of North America, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Company' latest annual report, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Common Stock of the Company that is contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

                 Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part hereof.

                 All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Sections 7-109-101 to 7-109-110 of the Colorado Business Corporation Act gives Colorado corporations the power to indemnify their directors, officers, employees, fiduciaries and agents against liability incurred in any proceeding to which they are made parties by reason of being or having served in such capacities, subject to specified conditions and exclusions set forth in the Act; authorize the payment for or reimbursement of reasonable expenses incurred by such persons in such proceedings; mandate indemnification of directors and officers who are successful on the merits; and permit companies to obtain directors' and officers' liability insurance.

         (b) Article IX of the Company's Articles of Incorporation provides that the Board of Directors of the Company has the power to: (1) indemnify any director, officer, employee or agent of the Company to the fullest extent permitted by the Colorado Business Corporation Act; (2) authorize payment of expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount





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
unless it is ultimately determined that he is entitled to be indemnified by the Company; and (3) purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of
Article IX of the Company's Articles of Incorporation.

         (c) Article XI of the Company's By-Laws provides that the Company shall indemnify a person made a party to a proceeding because the person is or was a director or officer against liability incurred in the proceeding if: (i) the person conducted himself or herself in good faith; and (ii) the person reasonably believed: (1) in the case of conduct in an official capacity with the Company, that his or her conduct was in the Company's best interests; and
(2) in all other cases, that his or her conduct was at least not opposed to the Company's best interests; and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The Company may not indemnify a director or officer (i) in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company; or (ii) in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. The By-Laws provide that the Company shall indemnify a person who was wholly successful, on the merits or otherwise, in defense of any proceeding to which the person was a party because the person is or was a director or officer, against reasonable expenses incurred by him or her in connection with the proceeding.

                 Article XI of the Company's By-Laws provides that the Company may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company or who, while a director, officer, employee, fiduciary, or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign Company or other person or of an employee benefit plan, against any liability asserted against or incurred by the person in that capacity or arising out of his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have the power to indemnify the person against the same liability under Article XI of the Company's By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.  EXHIBITS.

                 The following is a list of exhibits filed as part of this registration statement.

Exhibit Number                             Exhibit
--------------                             -------
 5.1                                       Opinion of Gallagher, Briody & Butler

23.1                                       Consent of Grant Thornton LLP

23.2                                       Consent of Arthur Andersen LLP

23.3                                       Consent of Gallagher, Briody & Butler (included as part of Exhibit 5.1)

24.1                                       Power of Attorney (included as part of the signature page)





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
ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                          (1)     To file, during any period in which offers or
                 sales are being made,                  a post-effective
                 amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          Provided, however, that subparagraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by referenced in the registration statement.

                          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on this 7th day of April, 1998.

                                  Consolidated Capital of North America, Inc.

                                  By:  /s/ PAUL BAGLEY
                                     -----------------------------------
                                       Paul Bagley
                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

         Each person, in so signing, also makes, constitutes and appoints Carl Casareto, Chief Financial Officer, and Donald R. Jackson, Secretary and Treasurer and each of such officers acting singly, his true and lawful attorney-in- fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

     Signature                                     Capacity                      Date
     ---------                                     --------                      ----
/s/ PAUL BAGLEY                            Chairman and                      April 7, 1998
--------------------------                 Chief Executive Officer
Paul Bagley                                (Principal Executive Officer)


/s/ CARL CASARETO                          Chief Financial Officer           April 7, 1998
--------------------------                 (Principal Financial and
Carl Casareto                              Accounting Officer)


/s/ DONALD R. JACKSON                      Director                          April 7, 1998
--------------------------
Donald R. Jackson

/s/ RICHARD D. BAILEY                      Director                          April 7, 1998
--------------------------
Richard D. Bailey

/s/ L. WAYNE HARBER                        Director                          April 7, 1998
--------------------------
L. Wayne Harber

/s/ JOHN D. McKEY, JR.                     Director                          April 7, 1998
--------------------------
John D. McKey, Jr.

/s/ THOMPSON H. ROGERS                     Director                          April 7, 1998
--------------------------
Thompson H. Rogers

/s/ CHRISTIAN W. WOLF                      Director                          April 7, 1998
--------------------------
Christian W. Wolf

                               INDEX TO EXHIBITS
 Exhibit
 Number                    Exhibit
 ------                    -------


   5.1  -     Opinion of Gallagher, Briody & Butler

  23.1  -     Consent of Grant Thornton LLP

  23.2  -     Consent of Arthur Andersen LLP

  23.3  -     Consent of Gallagher, Briody & Butler (included as part of
              Exhibit 5.1)

  24.1  -     Power of Attorney (included as part of the signature page)





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